                                                                    EXHIBIT 1.2


                                    800,000 SHARES

                                     PRONET INC.

                                     COMMON STOCK

                         INTERNATIONAL UNDERWRITING AGREEMENT

                                                                          , 1996
                                                                  --------


LEHMAN BROTHERS INTERNATIONAL (EUROPE)
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN SACHS INTERNATIONAL
J. P. MORGAN SECURITIES LTD.
As Representatives of the several
  International Managers named in Schedule 1
c/o LEHMAN BROTHERS INTERNATIONAL (EUROPE)
1 Broadgate
London EC2M 7HA
England

Dear Sirs:

         ProNet Inc., a Delaware corporation (the "Company"), proposes to sell 800,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Company proposes to grant to the International Managers named in Schedule 1 hereto (the "International Managers") an option to purchase up to an additional 120,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of Stock from the Company by the International Managers.

         It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 3,680,000 shares of Common Stock (including over-allotment options thereunder) (the "U.S. Stock") through arrangements with certain underwriters within the United States and Canada (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Goldman Sachs & Co. and J. P. Morgan Securities Inc. are acting as lead managers. The International Managers and the U.S. Underwriters simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the

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                                                                               2


Stock and the other relating to the U.S. Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 2, 3, 4, 9 and 10 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

              (a) A registration statement on Form S-3
         (Registration No. 333-03223), and one or more amendments thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the International Managers. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

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                                                                               3


              (b) The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any International Manager specifically for inclusion therein.

              (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (d) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company [(other than Electronic Tracking Systems Inc., a Delaware corporation ("ETS") and Contact Communications, Inc., a New York corporation] (collectively, the "Significant Subsidiaries")) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

              (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

              (f) The shares of the Stock to be issued and sold by the Company to the International Managers hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the U.S. Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

              (g) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except to the extent any such breach, violation or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws or the By-Laws and rules of the National Association of Securities Dealers Inc. (the "NASD") in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby or thereby.

              (h) Except as set forth in (i) the letters of intent and/or definitive agreements with respect to the Pending Acquisitions (as defined in the Prospectus) and (ii) the Investor Agreements dated December 23, 1985, between the Company and certain Investors defined and named therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being

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                                                                               5


         registered pursuant to any other registration statement filed by the Company under the Securities Act.

              (i) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to (i) employee benefit plans, qualified stock options plans, employee stock purchase plans, or other employee compensation plans (collectively, the "Stock Plans"), (ii) outstanding options, rights or warrants or (iii) as may be contemplated by the letters of intent and/or definitive agreements with respect to the Pending Acquisitions.

              (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

              (k) The financial statements (including the related notes and supporting schedules) of the Company and of the Pro Net Completed Acquisitions (as such term is defined in the Prospectus) which appear in the Prospectus or are incorporated by reference in the Prospectus present fairly the financial condition and results of operations of such entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. To our knowledge, the financial statements (including the related notes and supporting schedules) of the Pending Acquisitions and the Teletounch Completed Acquisitions (as such terms are defined in the Prospectus) which appear in the Prospectus or are incorporated by reference therein, present fairly the financial condition and results of operations of such entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

              (l) Ernst & Young, LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus or is incorporated by

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                                                                               6


         reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; and the other auditors whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(h) hereof, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus.

              (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

              (n) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

              (o) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

              (p) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

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                                                                               7


              (q) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

              (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (s) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid, or made adequate reserve or provision for the payment of, all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

              (t) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

              (u) Neither the Company nor any of its subsidiaries (i) is in violation in any material respect of its charter or by-laws,(ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
         (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization, approval, including Federal Communication Commission ("FCC") approvals, or permit necessary to the ownership of its property or to the conduct of its business.

              (v) Neither the Company nor any of its subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

              (w) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         2 .  PURCHASE OF THE STOCK BY THE INTERNATIONAL MANAGERS.

         On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 800,000 shares of the Firm Stock to the several International Managers and each of the International Managers, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that International Manager's name in Schedule 1 hereto. The respective purchase obligations of the International Managers with respect to the Firm Stock shall be rounded among the International Managers to avoid fractional shares, as the Representatives may determine.

         In addition, the Company grants to the International Managers an option to purchase up to 120,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the International Managers in proportion to the number of shares of Firm Stock set opposite the name of such International Managers in Schedule 1 hereto. The respective purchase obligations of each International Manager with respect to the Option Stock shall be adjusted by the Representatives so that no International Manager shall be obligated to purchase Option Stock other than in 100 share amounts. The price
of both the Firm Stock and any Option Stock shall be $      per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and in the U.S. Underwriting Agreement.

         3 .  OFFERING OF STOCK BY THE INTERNATIONAL MANAGERS.

         Upon authorization by the Representatives of the release of the Firm Stock, the several International Managers propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         Each International Manager agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States and Canada.


         4 . DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Lehman Brothers Inc., 333 West 34th Street, 3rd Floor, New York, NY 10001, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.


         5 .  FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

              (a) To prepare the Prospectus in a form approved by the Representatives (which approval shall not be unreasonably denied) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

              (b) To furnish promptly to the Representatives and to counsel for the International Managers a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

              (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings),(ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each International Manager and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

              (e) Prior to filing with the Commission any (i) Preliminary Prospectus,(ii) amendment to the Registration Statement or supplement to the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the International Managers and obtain the consent of the Representatives to the filing (which shall not be unreasonably denied);

              (f) As soon as practicable after the Effective Date to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

              (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

              (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply in all material respects with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Stock, PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (i) For a period of 90 days from the date of the Prospectus, not to offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly, any shares of Common Stock (other than the Stock, shares issued pursuant to the Stock Plans or currently outstanding options, warrants or rights, and shares sold and/or issued in connection with the acquisitions of paging or other businesses), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options or other rights pursuant to the Stock Plans), without the prior written consent of the Representatives; and

              (j) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

         6. EXPENSES . The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection;(b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto;(c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement;(d) the costs of reproducing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers and any Supplemental Agreement Among International Managers, if necessary;(e) the costs of distributing the terms of agreement relating to the organization of the domestic underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; (f)the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock;(g) any applicable listing fees charged by NASDAQ;(h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the International Managers); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 6 and in Section 11, the International Managers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the International Managers.

         7. CONDITIONS OF INTERNATIONAL MANAGERS' OBLIGATIONS. The respective obligations of the International Managers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

              (b) No U.S. Underwriter or International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett, counsel for the International Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the U.S. Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the International Managers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) The Company and all of its Significant Subsidiaries are duly incorporated and validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), and have all corporate power and corporate authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                   (ii) The Company has an authorized capitalization as set
              forth in the "Capitalization" Section of the Prospectus, and all of the issued shares of capital stock of the Company (including, upon payment of the consideration specified in this Agreement, the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, and, to the best of such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims, other than pursuant to the Amended and Restated Credit Agreement dated as of February 9, 1995, as amended June 12, 1995, and April 19, 1996, among the Company, The First National Bank of Chicago, as agent and the financial institutions parties thereto, as the same may be amended, modified or supplemented;

                   (iii) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                   (iv) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                   (vi) The Registration Statement and the Prospectus and any
              further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements, including the notes thereto, and related schedules and other financial and statistical data and accounting information contained therein, as to which such counsel need express no opinion), as of their respective effective dates and as of such Delivery Date, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, and related schedules and other financial and statistical data and accounting information contained therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                   (vii)To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                   (viii)This Agreement and the U.S. Underwriting Agreement
              have each been duly authorized, executed and delivered by the Company;

                   (ix) The issue and sale of the shares of Stock being
              delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, in each case which breach violation or default could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole (it being understood, however, that such Counsel need express no opinion with respect to any violation of state securities laws); and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby or thereby; and

                   (x) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware and (ii) assume that all laws other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware to which its opinion may pertain are the same as the laws of the State of Texas. Furthermore, such counsel shall not be required to make any inquiry into, and shall not be required to express any opinion with respect to, any matters arising under the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder, the

         Federal Aviation Act of 1958, as amended, or the rules and regulations promulgated thereunder or any state or local law, rule or regulation with respect to the regulation of communications or aviation activities. Such counsel shall also have furnished to the Representatives a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) the Registration Statement, as of the Effective Date (other than the financial statements, including the notes thereto and related schedules, and other financial, statistical and accounting data contained therein, as to which such counsel need express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto and related schedules, and other financial, statistical and accounting data contained therein, as to which such counsel need express no belief), when it was filed with the Commission contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the caption "Description of Capital Stock", insofar as such statements relate to the Stock and concern legal matters.

              (e) Gurman, Kurtis, Blask & Freedman, Chartered, as special communications counsel to the Company, shall have furnished to the Representatives its written opinion, as special communications counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that solely with respect to matters arising under the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder (collectively, the "Act"):

                   (i) No approval of the FCC is required in connection with the Offering of the Stock;

                   (ii) The Company and the following subsidiaries -- Contact
              Communications Inc. (a Delaware corporation), Contact Communications, Inc. (a New York corporation), Contact Communications of Massachusetts, Inc. (a Massachusetts corporation) and Metropolitan Houston Paging

              Services, Inc. (a Texas corporation), such subsidiaries being referred to collectively hereinafter as the "Contact Companies" -
              - have such licenses and authorizations as are necessary under the Act to conduct their one-way paging communications business in the currently conducted manner described in the Prospectus, except where such failure to have such license or authorization would not have a material adverse effect on the business or financial condition of the Company and the Contract Companies as a whole. Such licenses and authorizations do not contain any materially burdensome restrictions (except for restrictions generally affecting the one-way paging communications business) not adequately described in the Prospectus;

                   (iii) The execution, delivery and performance of this Agreement by the Company and compliance by the Company with the provisions of this Agreement do not and will not violate the Act or any order or decision of the FCC. Based solely upon: (a) such counsel's examination of the files of the FCC routinely available for public inspection at its Washington, D.C. offices; (b) a certification from a representative of the Company; and (c) an examination of such counsel's files with respect to the Company and the Contact Companies, and without any independent investigation, inquiry, or verification, such counsel does not know of any order, judgment or decree of any court or governmental body of the United States relating to the Act that would be violated by the execution, delivery and performance of this Agreement by the Company and compliance by the Company with the provisions of this Agreement;

                   (iv) Based solely upon: (a) such counsel's examination of
              the files of the FCC routinely available for public inspection at its Washington, D.C. offices; (b) a certification from a representative of the Company; and (c) an examination of such counsel's files with respect to the Company and the Contact Companies, and without any independent investigation, inquiry, or verification, such counsel does not know of any proceeding before the FCC against or involving the one-way paging communications properties, systems, licenses or authorizations of the Company or the Contact Companies, or of any provision of the Act relevant to such properties, licenses or authorizations required to be described in the Registration Statement or the Prospectus which is not described as required;

                   (v) The statements made in the Company's most recent Annual Report on Form 10-K filed with the Commission under the caption "Regulations and Licenses," insofar as they purport to summarize the Act and certain administrative proceedings specifically referred to therein, are accurate summaries thereof and fairly present the information called for with respect thereto as of the date thereof; and

                   (vi) With respect to statements in the Annual Report on Form
              10-K described in clause (v) above, or with respect to statements in the Prospectus or any amendment as of the effective date of the Registration Statement, which statements or amendments have been provided to such counsel for its prior review and which are within the scope of such counsel's opinion set forth in this
              Section 7(e), such counsel has no reason to believe that such statements or amendments contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements therein not misleading.

                        In rendering such opinion, such counsel may state that
              (i) its opinion is limited to the Act, and that such counsel expresses no opinion and assumes no responsibility as to the applicability of any other laws; (ii) no opinion is rendered with respect to any supplement, amendment or revision to any document or with respect to any facts or circumstances, or enactment of new laws, rules or regulations or amendments to existing laws, rules or regulations, occurring subsequent to the date of its opinion; (iii) such counsel has acted as special communications counsel for the Company and the Contact Companies as to certain matters since the Company's acquisition of the Contact Companies, as relevant, but does not represent, and does not express any opinion with respect to -- (a) the Company's wholly-owned subsidiary, Electronic Tracking Systems, Inc. ("ETS"), or any other subsidiaries or affiliates of the Company, except to the extent that ETS has filed and is prosecuting applications before the FCC for authority to construct and operate one-way paging facilities on the frequency 931.1375 MHz at various locations in the State of Texas, and (b) the Company's licensing of any operations pursuant to an experimental radio service authorization obtained from the FCC under the Call Sign KB2XAZ; and (iv) such counsel has examined such portions of the Prospectus, the Registration Statement (and any amendment thereto) and the Company's Annual Report on Form 10-K, such other matters of fact and law and such certificates and records of the FCC and such other documents as in its judgment are necessary or appropriate to enable it to render its opinion.

              (f) Wiley, Rein & Fielding, as special communications counsel to the Company, shall have furnished to the Representatives its written opinion, as special communications counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that with respect to matters arising under the Act:

                   (i) No approval of the FCC is required in connection with the Offering of the Stock;

                   (ii) ETS has such licenses and authorizations as are necessary under the Act to conduct its electronic tracking security system communications business in the manner described in the Prospectus and such licenses and authorizations contain no materially burdensome restrictions (except for restrictions that generally affect the electronic tracking security system communications business) not adequately described in the Prospectus;

                   (iii) With respect to ETS' electronic tracking security system communications business, the execution, delivery and performance of this Agreement by the Company and compliance by the Company with the provisions of this Agreement do not and will not violate the Act, or to the best of such counsel's knowledge, any order, judgment or decree of any court or governmental body of the United States relating to the wireless communications industry;

                   (iv) Based solely upon: (a) such counsel's examination of the files of the FCC routinely available for public inspection at its Washington, D.C. offices; (b) a certification from a representative of the Company; and (c) an examination of such counsel's files with respect to the Company and ETS, and without any independent investigation, inquiry, or verification, such counsel does not know of any proceeding before the FCC against or involving the electronic tracking security system communications properties, systems, licenses or authorizations of ETS or of any proposed law or regulation relevant to such properties, systems, licenses or authorizations which is not described in the Registration Statement or the Prospectus or the Form 10K/A other than that on May 16, 1995, the FCC initiated WT Docket No. 95-96, which proposes to allocate spectrum for law enforcement tracking systems, the timing or outcome of which is impossible for such counsel to predict;

                   (v) The statements made in the Company's most recent Annual Report on Form 10-K filed with the Commission under the caption "Regulations, Licenses and Patents" insofar as they purport to summarize Federal legislation and regulations of the FCC and certain court decisions specifically referred to therein, are accurate summaries thereof and fairly present the information called for with respect thereto; and

                   (vi) With respect to statements in the Annual Report on Form 10-K described in clause (v) above, or with respect to statements in the Prospectus or any amendment or supplement thereto as of the Delivery Date and the Registration Statement, such counsel has no reason to believe that such statements, the Prospectus or any amendment or supplement as of the Delivery Date of the Prospectus, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading.

              In rendering such opinion, such counsel may state that (i) its opinion is limited to the Act, Federal legislation and rules and regulations of the FCC and that such counsel expresses no opinion and assumes no responsibility as to the applicability of any other laws,including, but not limited to, patent or related intellectual properly laws; (ii) no opinion is rendered with respect to any supplement, amendment or revision to any document or with respect to any facts or circumstances, or enactment of new laws, rules or regulations or amendments to existing laws, rules or regulations, occurring subsequent to the date of its opinion; (iii) such counsel has acted as special communications counsel only for the Company and ETS, but does not represent, and does not express any opinion with respect to, any other subsidiaries or affiliates of the Company; and (iv) such counsel has examined such portions of the Prospectus, the Registration Statement (and any amendment or supplement thereto) and the Company's Annual Report, such other matters of fact and law and such certificates and records of the FCC and such other documents as in its judgment are necessary or appropriate to enable it to render its opinion.

              (g) With respect to the letter of Ernst & Young, LLP delivered to the Representatives concurrently with the execution of this Agreement, (the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of such accountants, addressed to the International Managers and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

              (h) With respect to the letters of KPMG Peat Marwick LLP [and each of Arthur Anderson LLP, DeRouen & Wells, Wright, Moore, Dehart, Dupius & Hutchinson, Spillar, Mitcham, Eaton & Bicknell, L.L.P., James
         N. Rachel, and Sartain Fischbein & Co.] delivered to the Representatives concurrently with the execution of this Agreement (as used in this paragraph, the "initial letter"), the Company shall have furnished to the Representatives a letter (as used in this paragraph, the "bring-down letter") of each of such accountants, addressed to the

         International Managers and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission,(ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

              (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                   (i) The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(j) have been fulfilled in all material respects; and

                   (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and was not so set forth.

              (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:(i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on either of such exchanges or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on either such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii)a banking moratorium shall have been declared by Federal or state authorities,(iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv)there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of a majority in interest of the several International Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (l) The Company shall obtain the agreement of each of its directors and officers, in form and substance reasonably satisfactory to the International Managers, that for a period of 90 days following the date hereof, they will not enter into any agreement providing for, or effect, any public sale, public distribution or other public disposition of shares of Common Stock of the Company, which shall be deemed to include any sale pursuant to Rule 144 or Rule 144A of the Securities Act, or otherwise publicly dispose of or effect a distribution which results in a market sale of (or enter into any transaction which is designed to, or could be expected to, result in the public sale, distribution which results in a market sale or public disposition by any person of), directly or indirectly, any shares of Common Stock, or publicly sell options, rights or warrants with respect to any shares of Common Stock, without the prior written consent of the Representatives.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the International Managers.

         8 .  INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company shall indemnify and hold harmless each International Manager, its officers and employees and each person, if any, who controls any International

Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each International Manager and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that International Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any International Manager specifically for inclusion therein; and PROVIDED, FURTHER, that with respect to any such untrue statement or omission made in any Preliminary Prospectus, this indemnity agreement contained in Section 8(a) shall not inure to the benefit of any International Manager, its officers, employees or any person controlling that International Manager on account of any loss, claim, damage, liability or action arising from the sale of Stock to any person by that International Manager if that International Manager failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(c). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no International Manager shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom such International Manager had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any International Manager or to any officer, employee or controlling person of that International Manager.

         (b) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,

(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company or any such director, officer or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party pursuant to this Section 8 shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
(ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 8 consist of any International Manager or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company or any of the Company's directors, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Managers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the International Managers with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the International Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Managers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The International Managers severally confirm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the International Managers specifically for inclusion in the Registration Statement and the Prospectus.

         9 .  DEFAULTING INTERNATIONAL MANAGERS.

         If, on either Delivery Date, any International Manager defaults in the performance of its obligations under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase the Stock which the defaulting International Manager agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting International Manager in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting International Managers in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting International Managers shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting International Manager or International Managers agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining International Managers or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting International Manager or International Managers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the International Managers to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting International Manager or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "International Manager" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting International Manager agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting International Manager of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing International Manager, either the Representatives or the Company may postpone the First Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the International Managers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         10 . TERMINATION.    The obligations of the International Managers
hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(j) or 7(k) shall have occurred or if the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement.

         11 . REIMBURSEMENT OF INTERNATIONAL MANAGERS' EXPENSES. If (a) the Company shall fail to tender the Stock for delivery to the International Managers for any reason permitted under the Agreement or (b) the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement (including termination of this Agreement pursuant to Section 10), the Company shall reimburse the International Managers for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to
Section 9 by reason of the default of one or more International Managers, the Company shall not be obligated to reimburse any defaulting International Manager on account of those expenses.

         12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

              (a)if to the International Managers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention:
         Syndicate Department (Fax: 212-528-8822);

              (b)if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Jan E. Gaulding (Fax: 214-774-
         0651);

PROVIDED, HOWEVER, that any notice to an International Manager pursuant to
Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such International Manager at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the International Managers by Lehman Brothers Inc.

         13 . PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any International Manager within the meaning of Section 15 of the Securities Act and for the benefit of each U.S. Underwriter (and controlling persons thereof) who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (B) the indemnity agreement of the International Managers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the International Managers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15 . DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement,(a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement and the International Managers, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       PRONET INC.

                                       By
                                         ---------------------------------
                                         TITLE:


Accepted:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
J. P. MORGAN SECURITIES LTD.
GOLDMAN, SACHS INTERNATIONAL

For themselves and as Representatives
of the several International Managers
named in Schedule 1 hereto

    By LEHMAN BROTHERS INC.

    By
        ---------------------------
         AUTHORIZED REPRESENTATIVE

                                      SCHEDULE 1


                                                                       Number of
    International Managers                                              Shares
     ----------------------                                            ---------

Lehman Brothers International (Europe).. . . . . . . . . .
Donaldson, Lufkin & Jenrette Securities Corporation. . . .
J. P. Morgan Securities Ltd. . . . . . . . . . . . . . . .
Goldman, Sachs International . . . . . . . . . . . . . . .
                                                                       ---------

       Total . . . . . . . . . . . . . . . . . . . . . . .              800,000
                                                                       ---------
                                                                       ---------